Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Brian Hartigan, Principal Executive Officer of Invesco Capital Management LLC, the Managing Owner of Invesco DB US Dollar Index Bullish Fund (the “Fund”), a series of Invesco DB US Dollar Index Trust, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Fund’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Fund; and

(3) This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

/s/ Brian Hartigan
Brian Hartigan
Dated: August 7, 2025	Principal Executive Officer